STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Option Agreement”) is made as of May 6, 2008 by and between Hitoshi Yoshida, an Individual residing at  No. 22-23, 5 Chome, Nakano, Nakanoku, Tokyo, Japan (the “Grantor”), and Linyin Wang, , an Individual residing at  Room 1301, Jia Suite, No.2 building, Yulong Park, Zhonglou District,Changzhou, China (the “Optionee”).

WHEREAS, Grantor is owner of 10,000 shares (the “Shares”) of the common stock of Baby Fox Limited, a British Virgin Islands corporation (the “Company”).

WHEREAS, Grantor has agreed to grant Optionee an option to purchase 1,500 the Shares (the “Option Shares”) subject to the terms and conditions hereunder;

NOW, THEREFORE, in consideration of the mutual covenants and representations set forth below, the Grantor and Optionee agree as follows:

1.           Grant of Option.  The Grantor hereby grants to Optionee an option (the “Option”) to purchase the Option Shares at an aggregate exercise price of US$150.00 (the “Exercise Price”).

2.           Delivery of Stock Certificate and Stock Power.  Concurrently with the delivery of this Option Agreement, Grantor shall deliver to Optionee one or more stock certificates totaling that number of shares of the Company common stock which equal in the aggregate, that number of Option Shares granted hereunder, along with a separate notarized stock power of attorney placing the Option Shares in the name of Optionee.  Grantor agrees that he will deliver any additional forms and documents necessary to effect the transfer from Grantor to Optionee should they be necessary.

3.           Exercise of Option.  This Option shall be exercisable during the term hereof by delivery of an exercise notice in the form attached hereto and made a part hereof as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Grantor. The Exercise Notice shall be accompanied by payment of the Exercise Price.  This Option shall be deemed to be exercised upon receipt by the Grantor of such fully executed Exercise Notice accompanied by the Exercise Price.  No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with applicable laws.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

The number of stock Option exercisable shall be based on Exhibit C.

4.           Optionee’s Representations.  In the event the Shares have not been registered under the Securities Act at the time this Option is exercised, the Optionee shall, if required by the Grantor, concurrently with the exercise of all or any portion of this Option, deliver to the Grantor his Investment Representation Statement in the form attached hereto and made a part hereof as Exhibit B.

5.           Term of Option.  This Option may be exercised until December 31, 2018

6.           Entire Agreement; Governing Law.  This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Grantor and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Grantor and Optionee.  This agreement is governed by the internal substantive laws but not the choice of law rules of Nevada.

Optionee has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.  Optionee further agrees to notify the Grantor upon any change in the residence address indicated below.

OPTIONEE	GRANTOR

/s/ Linyin Wang	/s/ Hitoshi Yoshida
Signature	Signature

Linyin Wang	Hitoshi Yoshida

Room 1301, Jia Suite, No.2 building	No. 22-23, 5 Chome, Nakano

Yulong Park, Zhonglou District	Nakanoku, Tokyo, Japan

Changzhou, China 213000

EXHIBIT A

EXERCISE NOTICE

Hitoshi Yoshida
No. 22-23, 5 Chome,
Nakano, Nakanoku
Tokyo, Japan

Attention: Hotoshi Yoshida

1.           Exercise of Option.  Effective as of today, _____________, _Linyin Wang, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase _ 1,500_  shares of the Common Stock (the “Shares”) of Baby Fox Limited (the “Company”) under and pursuant to the Stock Option Agreement dated as of _May 8, 2008 (the “Option Agreement”).

2.           Payment of Exercise Price.  Optionee herewith delivers to the Grantor the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3.           Representations of Optionee.  Optionee acknowledges that Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

4.           Rights as Stockholder.  Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance.

5.           Tax Consultation.  Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Grantor for any tax advice.

6.           Restrictive Legends and Stop-Transfer Orders.

(a)           Legends.  Optionee understands and agrees that the Company shall cause such legends that may be required by the Company or by state or federal securities laws to be placed upon any certificate(s) evidencing ownership of the Shares.

(b)           Stop-Transfer Notices.  Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)           Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any Optionee or other transferee to whom such Shares shall have been so transferred.

7.           Governing Law; Severability.  This Exercise Notice is governed by the internal substantive laws but not the choice of law rules, of Nevada.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Option Agreement will continue in full force and effect.

8.           Entire Agreement.  The Option Agreement is incorporated herein by reference.  This Exercise Notice, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Grantor and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Grantor and Optionee.

Submitted by:	Accepted by:

OPTIONEE	GRANTOR

Signature	Signature

Linyin Wang	Hitoshi Yoshida

Room 1301, Jia Suite, No.2 building	No. 22-23, 5 Chome, Nakano

Yulong Park, Zhonglou District	Nakanoku, Tokyo, Japan

Changzhou, China 213000

Date Received

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:	Linyin Wang

GRANTOR:	Hitoshi Yoshida

SECURITY:	COMMON STOCK

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Grantor the following:

(a)           Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)           Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein.  Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  In this connection, the Investor represents that it is familiar with SEC Rule 144, as now in effect, and understands the resale limitations imposed thereby and by the Act.  Optionee further acknowledges and understands that the certificate evidencing the Securities will be imprinted with any legend required under applicable state securities laws.

(c)           Optionee acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  Optionee is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as now in effect.

Signature of Optionee:

Date: _________________________________, _____

EXHIBIT C

EXERCISE SCHEDULE

Both Grantor and Optionee agree that the number of Option Shares that become exerciseable from time to time will depend on the following Milestones achieved due to Optionee’s direct contributions:

Milestones	% of Total Option becomes Exercisable
1. Employment, when Optionee completes his servicew as company’s consultant with Baby Fox International, Inc.; ratio is based on proration over two year period, from January 18, 2008 to January 17, 2010	30%
2. Successfully filing the S-1 registation statement with SEC for the private placement completed by , 2008	5%
3. S-1 is declared effective by the SEC	5%
4. Company engages a FINRA registered broker-dealer and succeeds in filing Form 211 for application for Company’s shares of common stock to be quoted on the OTCBB	5%
5. Form 211 is delared effective by FINRA	5%
6. Achieving net income of US$500,000 in fiscal year 2008	25%
7. Achieving net income of US$1,000,000 in fiscal year 2009	25%